UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013 (June 2, 2013)

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54947	32-0372241
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

On June 3, 2013, American Realty Capital Trust IV, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) for the purpose of announcing its entry into a definitive purchase and sale agreement to acquire a real estate portfolio of 986 properties net leased to tenants concentrated in the retail sector located in 47 states from GE Capital and certain affiliates. The Company filed an Amended Current Report on Form 8-K/A on July 15, 2013 (“Amendment No. 1”) for, among other purposes, the purposes of filing unaudited pro forma financial statements as of March 31, 2013 for the Company’s potential acquisition of the portfolio required by Item 9.01(b) of Form 8-K. Subsequent to that filing, on August 1, 2013, the Company announced that it had acquired an additional 536 of the properties from the originally announced 986 property portfolio and confirmed that it intended to acquire only 955 of the original 986 properties from GE Capital and its affiliates.

As of the filing of this Amendment No. 2 to the Original Form 8-K (“Amendment No. 2”), the Company continues to expect to purchase, in total, 955 (including seven other revenue generating assets) of the 986 properties previously announced, 943 of which are subject to property leases and 12 of which are subject to direct financing leases, from GE Capital and certain of its affiliates. As of the filing of this Amendment No. 2, the Company has completed the acquisition of 912 properties and 12 properties which are subject to direct financing leases. The closing of the remainder of the acquisitions is subject to certain conditions as described in Amendment No. 1 and therefore there can be no assurance that the Company will acquire all of the remaining properties. The Company believes that the completion of the acquisition of the remaining aforementioned properties is probable. The purpose of this Amendment No. 2 is to provide updated unaudited pro forma financial information related to the probable acquisition of the remaining properties from the 955 property portfolio required by Item 9.01(b) of Form 8-K as of June 30, 2013. Such unaudited pro forma financial information as of June 30, 2013 will demonstrate that 377 of the properties from the 955 property portfolio were acquired as of June 30, 2013. This Amendment No. 2 does not in any way modify the Original Form 8-K or Amendment No. 1 other than as described in this Explanatory Note.

Item 9.01. Financial Statements and Exhibits.

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013	3
Notes to Unaudited Pro Forma Consolidated Balance Sheet	5
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013	7
Notes to Unaudited Pro Forma Consolidated Statement of Operations	8

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AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Trust IV, Inc. ("the Company") had acquired the remaining portion of the GE Capital Portfolio as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Land, land improvements, buildings, fixtures and acquired intangible lease assets include $898.2 million, comprised of $245.2 million, $572.0 million and $81.0 million provisionally assigned to land, land improvements, buildings and fixtures and acquired intangible lease assets of the GE Capital Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the GE Capital Portfolio as of June 30, 2013, nor does it purport to present the future financial position of the Company.

On June 27, 2013, July 31, 2013 and August 30, 2013 the Company acquired 377, 536 and eleven, respectively of the 955 properties in the GE Capital Portfolio. The remaining 31 properties of the GE Capital Portfolio purchase are expected to close during the fourth quarter of 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and properties exceeding certain delinquency thresholds among other provisions. Therefore, the Company cannot assure that all 955 properties in the GE Capital Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statement of Operations will be included in the final purchased portfolio. Additionally, as of October 14, 2013, the Company has not acquired all of the properties and, although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 31 properties. However, the Company believes that the completion of such acquisitions is probable.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)		Pro Forma American Realty Capital Trust IV, Inc.
Assets
Real estate investments, at cost:
Land	$249,931	$245,156	(3)	$495,087
Buildings, fixtures and improvements	770,009	572,031	(3)	1,342,040
Acquired intangible lease assets	113,465	81,002	(3)	194,467
Total real estate investments, at cost	1,133,405	898,189		2,031,594
Less: accumulated depreciation and amortization	(7,905)	—		(7,905)
Total real estate investments, net	1,125,500	898,189		2,023,689
Cash and cash equivalents	261,490	(173,556	)(2)	87,934
Derivatives, at fair value	41			41
Investments in direct financing leases, net	8,892	1,973	(4)	10,865
Investment securities, at fair value	68,082	—		68,082
Prepaid expenses and other assets	50,262	—		50,262
Receivable for issuances of common stock	443	—		443
Deferred costs, net	15,064			15,064
Total assets	$1,529,774	$726,606		$2,256,380
Liabilities and Stockholders' Equity
Mortgage notes payable	$2,124			$2,124
Senior secured credit facility	—	739,112	(5)	739,112
Accounts payable and accrued expenses	5,494	—		5,494
Deferred rent and other liabilities	1,796	—		1,796
Distributions payable	9,717	—		9,717
Total liabilities	19,131	739,112		758,243
Common stock	709	—		709
Additional paid-in capital	1,550,697	—		1,550,697
Accumulated other comprehensive loss	(1,337)	—		(1,337)
Accumulated deficit	(68,175)	(12,506	)(2)	(80,681)
Total stockholders' equity	1,481,894	(12,506)		1,469,388
Non-controlling interests	28,749			28,749
Total equity	1,510,643	726,606		1,498,137
Total liabilities and equity	$1,529,774	$726,606		$2,256,380

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AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013:

(1)	Reflects the Company's historical unaudited consolidated Balance Sheet as of June 30, 2013, as previously filed.

(2)	Reflects the remaining portion of the GE Capital Portfolio acquisition. The remaining contract purchase price is approximately $898.2 million and associated acquisition costs of approximately $12.5 million primarily representing legal fees and deed transfer fees, funded through (a) cash and (b) borrowings under the Company's senior secured credit facility. The associated acquisition costs of approximately $12.5 million are expensed as incurred and accordingly are reflected as a charge to accumulated deficit.

(3)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from less than one year to 28 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

(4)	Represents the fair value of receivables applicable to leases on certain investment properties accounted for as direct financing leases. Amounts represent the discounted remaining cash flows on the respective leases. The estimates presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these estimates are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(5)	Represents borrowings on the Company's existing senior secured credit facility to be used for the purchase of the GE Capital Portfolio.

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AMERICAN REALTY CAPITAL TRUST IV, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013, are presented as if American Realty Capital Trust IV, Inc. ("the Company") had acquired the GE Capital Portfolio as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statement of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the GE Capital Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

 Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital Trust IV, Inc. (1)	GE Capital Portfolio (2)	Pro Forma Adjustments GE Capital Portfolio		Pro Forma American Realty Capital Trust IV, Inc.
Revenues:
Rental income	$12,048	$49,500	$1,344	(3)	$62,892
Direct financing lease income	—	224	—		224
Operating expense reimbursement	634	166	—		800
Other income	—	68	—		68
Total revenues	12,682	49,958	1,344		63,984
Operating expenses:
Property operating	766	529	—		1,295
Merger and other transaction related	1,713				1,713
Acquisition and transaction related	26,890	—	—		26,890
General and administrative	1,392	—	—		1,392
Depreciation and amortization	7,590	—	23,690	(4)	31,280
Total operating expenses	38,351	529	23,690		62,570
Operating (loss) income	(25,669)	49,429	(22,346)		1,414
Other income (expense):
Interest expense	(186)	—	(6,615)	(5)	(6,801)
Income from investments	1,759				1,759
Other income	419	—	—		419
Total other expenses	1,992	—	(6,615)		(4,623)
Net (loss) income	(23,677)	49,429	(28,961)		(3,209)
Net (loss) income attributable to non-controlling interests	155		(34)		121
Net (loss) income attributable to stockholders	$(23,522)	$49,429	$(28,995)		$(3,088)

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AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(1)	Reflects the Company's historical operations for the period indicated as previously filed.

(2)	Reflects the operations of the GE Capital Portfolio for the six months ended June 30, 2013.

(3)	Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4)	Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of each period presented. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures. The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from less than less than one year to 28 years.

(5)	Represents estimated interest expense for the $739.1 million of borrowings on the Company's senior secured credit facility at an estimated annual rate of 1.79%.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $12.5 million primarily representing legal fees and deed transfer fees for the acquisitions of the GE Capital Portfolio.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Dated: October 15, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors

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